Exhibit 10.3.3

Amendment

No. 20071210.103.A.005

Between

Single Touch Interactive, Inc.

And

AT&T Services, Inc.

 20071210.103.A.005

AMENDMENT NO. 5

TO

AGREEMENT NO. 20071210.103.C

After all Parties have signed, this Amendment is made effective as of the last date signed by a Party ("Effective Date") and is between Single Touch Interactive, Inc., a Nevada corporation ("Supplier"), and AT&T Services, Inc., a Delaware corporation ("AT&T"), each of which may be referred to in the singular as a "Party" or in the plural as the "Parties".

WITNESSETH

WHEREAS, Supplier and AT&T entered into Agreement No. 20071210.103.C on April 11, 2008 (the "Agreement"); last amended on May 13, 2014 by Amendment No. 20071210.103.A.004 and

WHEREAS, Supplier and AT&T desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Parties hereto agree as follows:

1. Section 3.11, Duration of Agreement, shall be deleted and replaced as follows:

3.11 Duration of Agreement

a.	This Agreement will continue in effect for a term expiring December 31, 2014, unless it is Cancelled or Terminated before that date. The Parties may extend the term of this Agreement beyond that date by mutual written agreement.

b.	Any Order in effect on the date when this Agreement expires or is Terminated or Cancelled will continue in effect until such Order either (i) expires by its own terms or (ii) is separately Terminated or Cancelled, prior to its own expiration, as provided in this Agreement. The terms and conditions of this Agreement shall continue to apply to such Order as if this Agreement were still in effect.

The terms and conditions of the Agreement in all other respects remain unmodified and in full force and effect.

Original signatures transmitted and received via facsimile or other electronic transmission of a scanned document, (e.g., .pdf or similar format) are true and valid signatures for all purposes hereunder and shall bind the Parties to the same extent as that of an original signature. This Amendment may be executed in multiple counterparts, each of which shall be deemed to constitute an original but all of which together shall constitute only one document.

Proprietary and Confidential

This Amendment and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and
Supplier except under written agreement by the contracting parties.

2

20071210.103.A.005

IN WITNESS WHEREOF, the Parties have caused this Amendment to the Agreement to be executed, as of the Effective Date.

Single Touch Interactive, Inc.		AT&T Services, Inc.

By:	/s/ Kurt Streams	By:	/s/ Lorraine Szczepanek

Printed Name:	Kurt Streams	Printed Name:	Lorraine Szczepanek

Title:	CFO	Title:	Acting Director

Date:	10/10/2014	Date:	10/10/2014

Proprietary and Confidential

This Amendment and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and
Supplier except under written agreement by the contracting parties.